Exhibit 10.34

FOURTH AMENDMENT

TO THE

LABORATORY CORPORATION OF AMERICA HOLDINGS

DEFERRED COMPENSATION PLAN

        THIS FOURTH AMENDMENT to the Laboratory Corporation of America Holdings Deferred Compensation Plan is made this 6th day of December, 2007.

        WHEREAS, Laboratory Corporation of America Holdings, a Delaware Corporation, created the Laboratory Corporation of America Holdings Deferred Compensation Plan (“Plan”) with an original effective date of January 1, 2002;

        WHEREAS, pursuant to Section 9.4, Company’s Board of Directors (“Board”) has the right to amend the Plan at any time;

        WHEREAS, the Board has decided to amend the Plan to expand the definition of Compensation, to permit installment payments of compensation under certain circumstances, and to amend the Retirement Date under the terms of the Plan,

        NOW, THEREFORE, the Board does hereby make this Fourth Amendment to the Plan.

    1.        Section 1.1(l) of the Plan, as amended by the First Amendment to the Laboratory Corporation of America Holdings Deferred Compensation Plan, shall be amended by deleting the paragraph in its entirety. All references to the term: “Early Retirement Date” shall be stricken from the Plan.

    2.        Section 1.1(s) of the Plan shall be amended by deleting the second sentence thereof and substituting in its place the following:

Any Employee who is a Plan Participant and who incurs a Separation of Employment with the Employer for any reason other than retirement, death, disability, or termination of employment for cause shall receive a payment in accordance with Section 5.6. Such individual (or his Beneficiary) will be considered a Participant only if he elects to receive an installment payment distribution under Section 5.4 and only for so long as the individual has any balance in his Account. Conversely, the individual will no longer be a Participant if he receives a lump sum distribution under Section 5.6.

    3.        Section 1.1(w) of the Plan, as amended by the First Amendment to the Laboratory Corporation of America Holdings Deferred Compensation Plan, shall be amended by deleting the paragraph in its entirety and substituting in its place the following sentence: “Retirement Date” shall mean any date on or after a Participant both (i) attains the age of fifty-five with at least five (5) years of service and (ii) has incurred a Separation of Service, either voluntarily or involuntarily, for any reason.

    4.        Section 3.1 of the Plan shall be amended by striking the first sentence thereof and substituting in its place the following sentence: Each Participant may elect to execute a compensation deferral election with the Employer to reduce his Compensation by either a specified dollar amount or a specified percentage of Compensation (equal to a whole number multiple of one (1) percent), provided, however that said election does not exceed 50% of Compensation.

    5.        Section 4.4 of the Plan shall be amended by striking from the third sentence in the second paragraph thereof the word “monthly” and substituting in its place: “once per day.”

    6.        Section 5.1(a) of the Plan, as amended by the First Amendment to the Laboratory Corporation of America Holdings Deferred Compensation Plan, shall be amended by striking the third and fourth sentence thereof and substituting in its place the following sentence: When a Participant attains the Retirement Date, the Plan will commence making distributions to the Participant on the first business day of the first month which is at least six (6) months after the date the Participant attained the Retirement Date (or as soon as administratively feasible after the first business day of the following month or, if earlier, the Participant’s date of death).

    7.        Section 5.4 of the Plan, as amended by the First Amendment to the Laboratory Corporation of America Holdings Deferred Compensation Plan, shall be amended by deleting the paragraph in its entirety and by substituting in its place the following:

The Participant will determine the method of distribution of benefits to himself and the method of distribution to his Beneficiary. Such determinations will be made at the time the Participant makes his initial deferral election as set forth in Section 3.1. If the Participant does not determine the method of distribution to him or his Beneficiary, the method shall be a lump sum. This distribution election (including a deemed election) can be changed by a Participant once per calendar year, but the new election may not take effect until at least 12 months after the date on which the election is made. Any new election which does not meet this 12-month requirement shall be null and void. When a Participant makes his initial deferral election, a Participant may elect one of the following four distributions for a distribution under Section 5.1:

(1) lump sum payment;

(2) annual payments over 5 years;

(3) annual payments over 10 years; or

(4) annual payments over 15 years.

When a Participant makes his initial election, a Participant may elect one of the following distributions for a distribution under Section 5.6:

(1) lump sum payment or

(2) annual payments over 5 years.

The annual payments will be made on the anniversary of the Participant’s initial distribution under Sections 5.1 or 5.6. The amount will be determined as follows. Each annual payment will be equal to a fraction of the Account balance as of the date the installment is processed for payment. The numerator of the fraction will be “1” and the denominator will be the number of years remaining in the payment schedule. The Participant’s account balance will be adjusted for investment gain or loss before determining the amount of the remaining annual payments.

    8.        Section 5.6 of the Plan, as amended by the First Amendment to the Laboratory Corporation of America Holdings Deferred Compensation Plan, shall be amended by deleting said section in its entirety and substituting in its place the following:

If the Participant incurs a Separation of Service for any reason which does not entitle him to begin receiving distributions under Section 5.1, the Plan make or will commence making distributions to the Participant on the first business day of the first month which is at least six (6) months after the Participant’s effective date of the Separation of Service (or as soon as administratively feasible after the first business day of the following month or, if earlier, the Participant’s date of death).

    9.        Section 5.7 of the Plan, as amended by the First Amendment to the Laboratory Corporation of America Holdings Deferred Compensation Plan, shall be amended by deleting the first sentence thereof and substituting in its place: A Participant may apply in writing to the Company for, and the Company may grant, (i) a cancellation of a deferral election for the election of the Plan Year and/or (ii) an emergency withdrawal of all or any part of the vested portion of the Participant’s Account, if the Company, in its sole discretion, determines that the Participant has incurred an Unforeseeable Emergency.

    10.        The Plan document, as it existed prior to the First Amendment and this Amendment, shall apply to all amounts deferred in Plan Years ending on or before December 31, 2004, provided that a Participant has a legally binding right to be paid such amounts on December 31, 2004, and that the Participant’s right to such amounts is earned and vested on December 31, 2004. To the extent that any pre-2005 deferrals are so grandfathered, the earnings on such deferrals shall similarly only be subject to the original Plan document prior to any such amendments. All other deferrals and the earnings thereon shall be subject to the Plan document as amended by the First through Fourth Amendment thereto for compliance with Code Section 409A.

    11.        This Fourth Amendment to the Plan shall be effective on January 1, 2008.

        IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to the Plan to be executed as of the date first written above.

Laboratory Corporation of America Holdings
By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President